	Investor Contact:	Media Contact:
	Dennis C. Fabro	Rick Matthews
	Senior Vice President,	Senior Vice President, Public Relations &
	Investor Relations	Corporate Communications
	(312) 798-6290	(312) 798-6128
NEWS		EXHIBIT: 99.1

Trizec Reports Third Quarter 2004 Results

     CHICAGO, November 4, 2004 — Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the third quarter ended September 30, 2004.

     The Company reported funds from operations available to common stockholders (“FFO”) of $74.5 million, or $0.49 per diluted share, for the third quarter of 2004. Third quarter 2004 FFO includes a recovery of $9.6 million, or $0.06 per diluted share, from a provision for loss on discontinued real estate taken in the second quarter. The recovery is due to an adjustment to the provision for loss on discontinued real estate based on the anticipated sale prices of three properties currently under contract for disposition. This recovery was partially offset by a loss on early debt retirement of $3.2 million, or $0.02 per diluted share.

     FFO for the third quarter of 2003 was $88.3 million, or $0.59 per diluted share. Third quarter 2003 FFO included a gain on lawsuit settlement of $26.7 million, or $0.18 per diluted share, and a tax benefit of $12.0 million, or $0.08 per diluted share. This gain and benefit were partially offset by a loss on and provision for loss on real estate and investment of $18.9 million, or $0.13 per diluted share. The 2003 FFO results included in this release reflect a revision from the Company’s historical calculation of FFO in order to be consistent with the methodology established by the National Association of Real Estate Investment Trusts (NAREIT), as discussed in the attached financial information.

     The GAAP measurement most directly comparable to FFO is net income available to common stockholders. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.

     For the third quarter of 2004, the Company reported net income available to common stockholders of $48.2 million, or $0.31 per diluted share, which included a gain on disposition of real estate of $18.5 million, or $0.12 per diluted share. Net income available to common stockholders totaled $58.8 million, or $0.39 per diluted share, for the third quarter of 2003, which included a gain on disposition of real estate of $20.2 million, or $0.13 per diluted share.

     The weighted average number of diluted shares of common stock outstanding for the quarter ended September 30, 2004 totaled 153,351,683 compared to 150,521,687 in the third quarter of 2003, for net income available to common stockholders and FFO.

Trizec Properties, Inc.	T: (312) 798-6000
233 South Wacker, Suite 4600	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Third Quarter 2004 Results

     Third quarter 2004 total revenues were $172.9 million, compared to $170.7 million during the three months ended September 30, 2003.

     Tim Callahan, Trizec’s Chief Executive Officer commented, “The Trizec operations team once again delivered solid performance during the third quarter, while the strategic repositioning of our investment portfolio gained momentum. At the same time, we continue to see a slower economic recovery than was anticipated earlier in this year by most. While we wait for the operating environment to improve substantially, we believe we are positioning ourselves well through focus and increasing liquidity to take full advantage of opportunities that eventually will begin to emerge.”

     The financial statements for the three and nine months ended September 30, 2003 included in this release and the attached financial information below have been restated to reflect the Company’s properties that have been classified as discontinued operations since January 1, 2003, in accordance with generally accepted accounting principles (GAAP). Such reclassification, however, does not impact the net income available to common stockholders for the three and nine months ended September 30, 2003 as previously reported.

     Lease termination fees, including those from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $3.5 million for the quarter ended September 30, 2004, compared to $1.0 million reported in the third quarter of 2003.

     During the third quarter of 2004, the Company leased 1.8 million square feet of space in its office portfolio with an average lease term of 5.9 years. The average gross rental rate on leases executed in the quarter was $19.08 per square foot compared to $21.45 per square foot on leases expiring during the quarter. At September 30, 2004, occupancy was 88.2 percent for the Company’s total office portfolio, including its pro-rata share of unconsolidated joint ventures, compared to 87.1 percent occupancy at June 30, 2004.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) increased by 0.7 percent on a same-property basis compared to the third quarter of 2003, primarily due to a 1.1 percent increase in same-property average occupancy, partially offset by an increase in same-property operating expenses of 1.3 percent.

     FFO for the first nine months of 2004 totaled $77.1 million or $0.50 per diluted share, which includes the impact of the provision for loss on real estate and investment and loss on early debt retirement totaling $145.6 million, or $0.95 per diluted share, partially offset by a foreign currency exchange gain of $3.3 million, or $0.02 per diluted share. FFO was $237.5 million, or $1.58 per diluted share, for the nine months ended September 30, 2003. FFO for the first nine months of 2003 included a gain on lawsuit settlement of $26.7 million, or $0.18 per diluted share, a tax benefit of $12.0 million, or $0.08 per diluted share, a gain on early debt

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Trizec Reports Third Quarter 2004 Results

retirement of $6.1 million, or $0.04 per diluted share, and a recovery on insurance claims of $7.1 million, or $0.05 per diluted share. These gains, recovery and benefit were partially offset by a loss on and provision for loss on real estate and investment of $33.5 million, or $0.22 per diluted share.

     For the nine months ended September 30, 2004, the Company reported a net loss available to common stockholders of $(6.7) million, or $(0.04) per diluted share. In addition to the impacts on 2004 FFO mentioned above, the net loss available to common stockholders for the first nine months of 2004 also included a $50.4 million, or $0.33 per diluted share, gain on disposition of real estate. Net income available to common stockholders totaled $127.6 million or $0.85 per diluted share for the first nine months of 2003. In addition to the 2003 FFO impacts described above, net income for the first nine months of 2003 also included a $40.1 million, or $0.27 per diluted share, gain on disposition of real estate.

     The weighted average number of diluted shares of common stock outstanding for the nine months ended September 30, 2004 totaled 151,499,708 and 152,983,497 compared to 150,058,224 and 150,058,224 for the same period in 2003, for net income available to common stockholders and FFO, respectively.

     Total revenues for the nine months ended September 30, 2004 were $508.5 million, compared to $511.8 million during the same period last year.

     Total lease termination fees, including those from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $10.4 million ($6.2 million from office operations and $4.2 million from the Company’s former retail operations) for the first nine months of 2004, compared to $11.1 million ($10.2 million from office operations and $0.9 million from the Company’s former retail operations) for the same period in 2003.

     The Company leased 4.9 million square feet of space in its office portfolio during the nine months ended September 30, 2004, with an average lease term of 6.7 years. The average gross rental rate on leases executed in the first nine months of 2004 was $19.80 per square foot compared to $21.94 per square foot on leases expiring during the same time period.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) increased 0.6 percent on a same-property basis, compared to the first nine months of 2003, primarily due to a decrease in same–property operating expenses of 1.1 percent, partially offset by a decrease in average occupancy of the same-property portfolio from 87.7 percent to 87.5 percent.

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Trizec Reports Third Quarter 2004 Results

Trizec highlights for the third quarter 2004:

•	On August 27, acquired Bank of America Plaza in Los Angeles for a gross purchase price of approximately $435 million. The property is a 55-story, 1,422,000 square foot Class A office tower situated on a 4.2-acre site in the Bunker Hill area of downtown Los Angeles. At the same time, the Company obtained a new 10-year, $242 million non-recourse mortgage loan bearing interest at a fixed rate of 5.31 percent for the property.

•	On July 6, retired the mortgage loan on Newport Tower in Jersey City, N.J. The mortgage loan had a principal balance of $102.8 million, bore interest at 7.09 percent, and had a maturity date of November 2004.

•	On July 13, paid down $444.1 million of the Company’s variable rate commercial mortgage pass-through certificates (CMBS). The repayment removed encumbrances on seven assets making up a cross-collateralized and cross-defaulted office property pool that secured the five loans of the CMBS.

•	On July 6, announced that the Company would accelerate disposition plans of non-core properties as part of the Company’s portfolio repositioning strategy. Trizec will seek to complete those dispositions within 12 to 24 months.

•	On July 30, sold the Borden Building, a 34-story, 569,000-square-foot building in Columbus, Ohio for $29 million. With this transaction, the Company has exited the Columbus market.

•	On August 20, sold Park Central I, an eight-story, 128,000-square-foot suburban office building in Dallas for $4.8 million.

•	On August 27, sold 1333 Main Street, a seven-story, 225,000-square-foot property in Columbia, S.C. for $12.4 million.

•	On September 22, sold Capital Center II & III, a group of 10 low-rise suburban office buildings totaling 529,000 square feet in Rancho Cordova, Calif. for $69.5 million. With this transaction, the Company has exited the Sacramento market.

•	On September 28, sold 3700 Bay Area Boulevard, a six-story, 399,000-square-foot suburban office building in Houston’s Clear Lake submarket for $42 million.

•	On September 17, announced the resignation of Casey Wold, chief investment officer.

•	On September 30, reported that Ernst & Young Plaza in Los Angeles has been named “The Office Building of the Year” (“TOBY”) in the 500,000 to 999,999-square-foot category by the Building Owners and Managers Association (BOMA) of Greater Los Angeles.

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Trizec Reports Third Quarter 2004 Results

Subsequent to the end of the third quarter 2004:

•	On October 26, Trizec and its joint venture partners, the JBG Companies and CIM Group, announced that the Corporate Executive Board Company will lease the entire office tower at the Waterview mixed-use project under development in Rosslyn, Va. The 625,000-square-foot lease is the largest such transaction reported in the Washington, D.C. market in 2004 to date.

     Trizec now expects FFO for full-year 2004 to be in the range of $0.86 to $0.88 per diluted share. The 2004 guidance reflects a provision for loss on real estate and investment of $0.89 cents per diluted share and a loss on early debt retirement of $0.06 per diluted share, both recognized in the first nine months of 2004. This guidance also includes the impact from several property disposition transactions and other one-time events expected to occur in the fourth quarter.

     The Company’s guidance for full-year 2004 net income available to common stockholders, which is calculated in accordance with GAAP, is expected to be in the range of $0.69 to $0.71 per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.

     Trizec’s FFO guidance for full-year 2005 is in the range of $1.60 to $1.70 per share on a fully-diluted basis. The 2005 guidance reflects the Company’s view that office market conditions have generally stabilized, but will not improve substantially in most major markets until at least late 2005. The Company expects its own occupancy levels to remain stable and anticipates rental rates on new and renewal leases to be similar to expiring rates. The Company expects lower termination fee levels in 2005 compared to 2004. Full-year 2005 FFO guidance also includes the impact from several property disposition transactions expected to occur in the fourth quarter of 2004, offset by modest new acquisitions.

     The Company’s guidance for 2005 net income available to common stockholders, which is calculated in accordance with GAAP, is expected to be in the range of $0.53 to $0.61 per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net loss available to common stockholders per diluted share is set forth in the attached financial information.

     Trizec Properties will conduct a conference call today, November 4, from 10:00 a.m. to 11:30 a.m. Central Time, to discuss third quarter 2004 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-0876 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com via hyperlink. To listen to the live

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Trizec Reports Third Quarter 2004 Results

webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 1232337. A replay of this call will be available online at the Company’s web site and at various financial web portals.

Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 58 office properties totaling approximately 41 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at
1 (800) 891-7017.

This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and financial condition. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, as the same may be supplemented from time to time. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with asset dispositions or changes in market conditions; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets
(unaudited)

	September 30	December 31
$ in thousands, except per share amounts	2004	2003
Assets
Real estate	$4,622,809	$4,915,942
Less: accumulated depreciation	(663,890)	(642,627)

Real estate, net	3,958,919	4,273,315
Cash and cash equivalents	75,528	129,299
Escrows and restricted cash	57,965	72,862
Investment in unconsolidated real estate joint ventures	116,975	231,185
Office tenant receivables (net of allowance for doubtful accounts of $5,777 and $7,096 at September 30, 2004 and December 31, 2003, respectively)	10,320	9,887
Other receivables (net of allowance for doubtful accounts of $9,861 and $10,243 at September 30, 2004 and December 31, 2003, respectively)	9,168	18,687
Deferred rent receivables (net of allowance for doubtful accounts of $925 and $1,517 at September 30, 2004 and December 31, 2003, respectively)	146,140	148,847
Deferred charges, net	115,988	121,842
Prepaid expenses and other assets	172,217	120,805

Total Assets	$4,663,220	$5,126,729

Liabilities and Stockholders’ Equity
Liabilities
Mortgage debt and other loans	$2,457,053	$2,866,975
Trade, construction and tenant improvements payables	21,335	17,306
Accrued interest expense	11,361	9,092
Accrued operating expenses and property taxes	92,690	95,961
Other accrued liabilities	115,753	87,519
Dividends payable	33,175	31,567
Taxes payable	43,911	42,352

Total Liabilities	2,775,278	3,150,772

Commitments and Contingencies	—	—
Minority Interest	5,835	10,287

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 151,944,202 and 151,058,491 issued at September 30, 2004 and December 31, 2003, respectively, and 151,912,588 and 151,040,480 outstanding at September 30, 2004 and December 31, 2003, respectively	1,519	1,510
Additional paid in capital	2,207,819	2,193,728
Accumulated deficit	(305,606)	(207,395)
Treasury stock, at cost, 31,614 and 18,011 shares at September 30, 2004 and December 31, 2003, respectively.	(415)	(237)
Unearned compensation	(870)	(1,267)
Accumulated other comprehensive loss	(20,540)	(20,869)

Total Stockholders’ Equity	1,881,907	1,965,470

Total Liabilities and Stockholders’ Equity	$4,663,220	$5,126,729

7 of 16

Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Revenues
Rentals	$123,734	$124,521	$368,322	$374,272
Recoveries from tenants	24,847	23,919	73,225	73,492
Parking and other	21,458	18,419	57,636	55,428
Fee income	2,892	3,805	9,294	8,597

Total Revenues	172,931	170,664	508,477	511,789

Expenses
Operating	52,787	57,061	159,567	167,856
Property taxes	19,124	20,350	57,388	61,840
General and administrative, exclusive of stock option grant expense	13,077	9,884	26,083	28,505
Depreciation and amortization	36,918	33,361	104,483	100,669
Stock option grant expense	889	306	1,213	840
Provision for loss on real estate	—	—	12,749	—
Loss on and provision for loss on investment	—	15,303	14,558	15,303

Total Expenses	122,795	136,265	376,041	375,013

Operating Income	50,136	34,399	132,436	136,776

Other Income (Expense)
Interest and other income	955	1,903	3,581	3,964
Foreign currency exchange gain	—	—	3,340	—
(Loss) Gain on early debt retirement	(3,233)	—	(4,376)	3,363
Recovery on insurance claims	23	8	715	7,070
Interest expense	(36,917)	(38,362)	(108,567)	(112,515)
Derivative loss	(1,182)	—	(2,680)	—
Lawsuit settlement	—	26,709	94	26,709

Total Other Expense	(40,354)	(9,742)	(107,893)	(71,409)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and Gain on Disposition of Real Estate, Net	9,782	24,657	24,543	65,367
Benefit (Provision) for income and other corporate taxes, net	431	10,692	(2,601)	7,786
Minority interest	5	(240)	(954)	(776)
Income from unconsolidated real estate joint ventures	2,979	4,359	11,248	17,974

Income from Continuing Operations	13,197	39,468	32,236	90,351
Discontinued Operations
Income from discontinued operations (net of recovery of provision for loss on discontinued real estate of $9,613 and provision for loss on discontinued real estate of $108,988 for the three months and nine months ended September 30, 2004, respectively, and provision for loss on discontinued real estate of $3,572 and $18,164 for the three and nine months ended September 30, 2003, respectively)	17,865	1,676	(85,465)	1,078
Gain on disposition of discontinued real estate, net	18,233	20,182	47,841	28,708

Income (Loss) Before Gain on Disposition of Real Estate, Net	49,295	61,326	(5,388)	120,137
Gain on disposition of real estate, net	249	—	2,594	11,351

Net Income (Loss)	49,544	61,326	(2,794)	131,488

Special voting and Class F convertible stockholders’ dividends	(1,394)	(2,504)	(3,915)	(3,917)

Net Income (Loss) Available to Common Stockholders	$48,150	$58,822	$(6,709)	$127,571

8 of 16

Consolidated Statements of Operations
(continued)
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.08	$0.25	$0.20	$0.65
Diluted	$0.08	$0.25	$0.20	$0.65
Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.32	$0.39	$(0.04)	$0.85
Diluted	$0.31	$0.39	$(0.04)	$0.85
Weighted average shares outstanding
Basic	151,762,294	149,933,043	151,499,708	149,834,920
Diluted	153,351,683	150,521,687	151,499,708	150,058,224

9 of 16

Earnings Per Share Calculation
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Numerator:
Income from continuing operations	$13,197	$39,468	$32,236	$90,351
Gain on disposition of real estate, net	249	—	2,594	11,351
Less: Special voting and Class F convertible stockholders’ dividends	(1,394)	(2,504)	(3,915)	(3,917)

Income from Continuing Operations Available to Common Stockholders	12,052	36,964	30,915	97,785
Discontinued operations	36,098	21,858	(37,624)	29,786

Net Income (Loss) Available to Common Stockholders	$48,150	$58,822	$(6,709)	$127,571

Denominator:
Weighted average shares outstanding
Basic	151,762,294	149,933,043	151,499,708	149,834,920
Effect of dilutive securities	1,589,389	588,644	—	223,304

Diluted	153,351,683	150,521,687	151,499,708	150,058,224

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.08	$0.25	$0.20	$0.65
Discontinued operations	0.24	0.14	(0.24)	0.20

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding — Basic	$0.32	$0.39	$(0.04)	$0.85

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.08	$0.25	$0.20	$0.65
Discontinued operations	0.23	0.14	(0.24)	0.20

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding — Diluted	$0.31	$0.39	$(0.04)	$0.85

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Reconciliation of Funds from Operations
(unaudited)

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Effective as of the fourth quarter of 2003, the Company adopted the NAREIT calculation of funds from operations. Prior to its adoption of the NAREIT methodology for calculating funds from operations, the Company historically excluded certain items in calculating funds from operations, such as gain on lawsuit settlement, gain on early debt retirement, minority interest, recovery on insurance claims, effects of provision for loss on real estate and loss on and provision for loss on investments, net of the tax benefit, that are required to be factored into the calculation of funds from operations under the NAREIT methodology. The Company has revised its current and historical calculation of funds from operations in accordance with the NAREIT calculation in the table set forth below. Therefore, prior period amounts also reflect the revised guidance.

     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than it does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

The following tables show the reconciliation of the Company’s funds from operations to its net income (loss) available to common stockholders, both on an aggregate and per share basis, for the three and nine months ended September 30, 2004 and 2003:

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Reconciliation of Funds from Operations
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Net income (loss) available to common stockholders	$48,150	$58,822	$(6,709)	$127,571
Add/(deduct):
Gain on disposition of real estate, net	(249)	—	(2,594)	(11,351)
Gain on disposition of discontinued real estate, net	(18,233)	(20,182)	(47,841)	(28,708)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	(704)	(230)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	44,869	49,653	134,984	150,203

Funds from operations available to common stockholders	$74,537	$88,293	$77,136	$237,485

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Reconciliation of Funds from Operations per Share, Basic
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Net income (loss) available to common stockholders	$0.32	$0.39	$(0.04)	$0.85
Add/(deduct):
Gain on disposition of real estate, net	—	—	(0.02)	(0.08)
Gain on disposition of discontinued real estate, net	(0.12)	(0.13)	(0.32)	(0.19)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.30	0.33	0.89	1.00

Funds from operations available to common stockholders per weighted average common share outstanding – basic (a)	$0.49	$0.59	$0.51	$1.58

Weighted average shares outstanding – basic	151,762,294	149,933,043	151,499,708	149,834,920

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.

13 of 16

Reconciliation of Funds from Operations per Share, Diluted
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2004	2003	2004	2003
Net income (loss) available to common stockholders	$0.31	$0.39	$(0.04)	$0.85
Add/(deduct):
Gain on disposition of real estate, net	—	—	(0.02)	(0.08)
Gain on disposition of discontinued real estate, net	(0.12)	(0.13)	(0.31)	(0.19)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.33	0.88	1.00

Funds from operations available to common stockholders per weighted average common share outstanding – diluted (a)	$0.49	$0.59	$0.50	$1.58

Weighted average shares outstanding – diluted	153,351,683	150,521,687	152,983,497	150,058,224

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance
(unaudited)

The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2004.

	Full Year 2004
	Low	-	High
Projected net income available to common stockholders (diluted)[1]	$0.69	-	$0.71
Add (deduct):
Gain on disposition of real estate[2]	(0.02)		(0.02)
Projected gain on disposition of discontinued real estate, net[3]	(0.98)	-	(1.00)
Gain on disposition of real estate from unconsolidated real estate joint ventures[2]	-		-
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations[4]	1.17	-	1.19

Projected FFO available to common stockholders (diluted)	$0.86	-	$0.88

(1)	These estimates include the effect of the accounting charges for the first nine months of 2004 and also reflect the cessation of depreciation and amortization for those assets the Company has classified as discontinued operations as of September 30, 2004. Furthermore, the estimates include any gains or losses on projected dispositions for the last three months of 2004.

(2)	These figures reflect actual, unaudited amounts for the first nine months of 2004 and do not include any estimates beyond this period.

(3)	These figures reflect actual, unaudited amounts for the first nine months of 2004 and estimates for the last three months of 2004.

(4)	These estimates reflect the cessation of depreciation and amortization for those assets the Company has classified as discontinued operations as of September 30, 2004.

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Earnings and FFO per Share Guidance
(unaudited)

The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2005.

	Full Year 2005
	Low	-	High
Projected net income available to common stockholders (diluted)[1]	$0.53	-	$0.61
Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.07	-	1.09

Projected FFO available to common stockholders (diluted)[1]	$1.60	-	$1.70

(1)	The guidance for 2005 net income available to common stockholders and FFO does not reflect any estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not such gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2005.

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